UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2004

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, WI		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

Plexus Corp. announced a $10 to $13 million restructuring program which includes the closing of its Bothell, WA ("Seattle") facility, the impairment of certain fixed assets and additional costs for previously announced actions. The actions were confirmed by the board of directors on September 17, 2004 and finalized by management before their announcement on September 22, 2004.

Plexus indicated that as part of its efforts to align its service offering with the evolving preferences of its customers, it has successfully replicated the focused capabilities of its Seattle facility at other Plexus design and manufacturing locations that have higher productivity. Plexus currently anticipates transferring key customer programs to other Plexus locations primarily in the United States.

This restructuring will reduce Plexus’ capacity by 100,000 square feet and affect approximately 160 employees. Plexus currently expects the consolidation efforts will be completed by the end of its fiscal 2005 second quarter, subject to customer timelines.

Plexus expects to record approximately $4 to $5 million of the restructuring charges in the fourth quarter, with another $6 to $8 million to be recorded over the following two quarters. The expected ranges of pre-tax restructuring charges are summarized in the table attached as Exhibit 99.1, which Exhibit 99.1 is incorporated by reference.

The restructuring charges outlined above remain subject to additional analysis. An amendment will be filed to disclose any material changes.

Item 2.06. Material Impairments.

The restructuring actions discussed in Item 2.05 have prompted a reassessment of the likely utilization of Plexus’ deferred tax assets. Consequently, Plexus will establish a valuation allowance that will result in an additional tax provision of approximately $37 million in the September quarter. Although this non-cash valuation allowance reduces the value of the net deferred tax assets on the balance sheet, Plexus will still be able to utilize these assets to reduce future tax obligations in profitable periods. Determinations were made in the same time frame discussed in Item 2.05. See also the restructuring costs in Item 2.05.

Item 7.01. Regulation FD Disclosure.

Plexus Corp. issued a press release dated September 22, 2004 relating to the matters described in the foregoing items. A copy of that press release is furnished as Exhibit 99.2 hereto.

The information in Item 7.01 this Form 8-K and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp. (Registrant)

September 22, 2004	By:	F. Gordon Bitter

Name: F. Gordon Bitter
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-99.1	Table of expected ranges of pre-tax restructuring charges
EX-99.2	Press release